Exhibit 10.3
AMENDMENT TO
THE BAKER HUGHES INCORPORATED
2002 DIRECTOR & OFFICER
LONG-TERM INCENTIVE PLAN
     THIS AGREEMENT by Baker Hughes Incorporated, a Delaware Corporation (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the “Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan” (the “Plan”);
     WHEREAS, the Board of Directors of the Company retained the right in Article 15 of the Plan to amend the Plan from time to time; and
     WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;
     NOW, THEREFORE, clause iii of Section 8(b) of Article 6 of the Plan is hereby amended and restated in its entirety to provide as follows:
iii.	Except as may be otherwise specified in the Award Agreement setting forth the terms of a Director Option, a Director Option shall vest and become exercisable on the first anniversary of the date of grant of the Director Option. An Award Agreement setting forth the terms of a Director Option may not specify that the Director Option is exercisable earlier than the first anniversary of the date of grant of the Director Option.
Adopted: October 27, 2005